Exhibit 99.1

THE WENDY’S COMPANY REPORTS PRELIMINARY 2018 RESULTS;

ANNOUNCES 2019 OUTLOOK AND NEW 2020 GOALS

Dublin, Ohio (February 21, 2019) – The Wendy’s Company (NASDAQ: WEN) today reported preliminary unaudited results for the fourth quarter and fiscal year ended December 30, 2018. The Company plans to release its audited financial results on or before February 27, 2019.

“We are proud of the progress we made in 2018 to strengthen our brand by ensuring more customers enjoy Wendy’s® more often including expanding our number of restaurants, reimaging existing restaurants, and executing a well-balanced marketing approach that strives to drive profitable growth for our franchisees,” President and Chief Executive Officer Todd Penegor said. “Our resilient business model generated significantly higher cash in 2018, and we continued to reward shareholders by returning $350 million through dividends and share repurchases. In 2019 we will continue to build our foundation for growth by executing a balanced marketing approach that resonates with today’s consumer, driving operational excellence across the organization, investing in our consumer facing digital capabilities and further developing our global growth strategy.”

Preliminary Fourth Quarter and Full Year 2018 Summary

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Operational Highlights	Fourth Quarter		Full Year
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Systemwide Sales Growth(1)
North America	1.4%	2.4%	2.0%	3.0%
International(3)	12.1%	14.6%	13.0%	14.8%
Global	1.9%	2.9%	2.5%	3.5%

North America Same-Restaurant Sales Growth(1)	0.2%	1.3%	0.9%	2.0%

Restaurant Openings
North America - Total / Net	44 /37	40 /25	108 /48	97 / 32
International - Total / Net	9 / 5	24 /23	51 / 29	77 / 65
Global - Total / Net	53 /42	64 /48	159 /77	174 /97

Systemwide Sales (In US$ Millions)(2)
North America	$2,464	$2,442	$9,994	$9,806
International(3)	$133	$126	$519	$477
Global	$2,597	$2,568	$10,513	$10,283

(1)	Same-restaurant sales growth and systemwide sales growth are calculated on a constant currency basis and include sales by both Company-operated and franchise restaurants.
(2)	Systemwide sales include sales at both Company-operated and franchise restaurants.
(3)	Excludes Venezuela, and beginning in the third quarter of 2018, Argentina.

Financial Highlights	Fourth Quarter			Full Year
	2018	2017(1)	B / (W)	2018	2017(1)	B / (W)
(In Millions Except Per Share Amounts)	(Unaudited)			(Unaudited)
Total Revenues	$397.8	$383.9	3.6%	$1,589.9	$1,531.6	3.8%
Adjusted Revenues(2)	$316.8	$303.4	4.4%	$1,263.9	$1,207.1	4.7%
Company Operated Restaurant Margin	16.0%	16.6%	(0.6)%	15.8%	16.8%	(1.0)%
General and Administrative Expense	$71.4	$50.5	(41.4)%	$217.5	$203.6	(6.8)%
Operating Profit	$45.8	$58.0	(21.0)%	$249.9	$195.7	27.7%
Net Income	$18.8	$142.1	(86.8)%	$460.1	$170.5	169.9%
Adjusted EBITDA (3)	$107.8	$98.2	9.8%	$415.4	$389.9	6.5%
Adjusted EBITDA Margin(4)	34.0%	32.4%	1.6%	32.9%	32.3%	0.6%
Reported Diluted Earnings Per Share	$0.08	$0.57	(86.0)%	$1.88	$0.68	176.5%
Adjusted Earnings Per Share	$0.16	$0.09	77.8%	$0.59	$0.39	51.3%
Cash Flows from Operations				$224.2	$238.8	(6.1)%
Capital Expenditures				$(69.9)	$(81.7)	14.4%
Free Cash Flow(5)				$231.3	$169.3	36.6%

(1)

Income statement numbers are presented on a recast basis to account for the impact of the new revenue recognition accounting standard as if the full retrospective method of adoption had been used. Please refer to the income statement, adjusted EBITDA and adjusted EPS recast reconciliations that accompany this release for further details.

(2)	Total revenues less advertising funds revenue.
(3)

In 2018, our definition of adjusted EBITDA has changed to exclude revenues and expenses from our advertising funds that are now included in our income statement under the new revenue recognition accounting standard.

(4)	Adjusted EBITDA divided by adjusted revenues.
(5)	Cash flows from operations minus capital expenditures, the impact of our advertising funds and the impact of taxes paid on the sale of our ownership interest in Inspire Brands, Inc.

Preliminary Fourth Quarter Financial Highlights

Revenues and Adjusted Revenues

The increase in revenues and adjusted revenues resulted primarily from an increase in sales at Company-operated restaurants which was driven by an increase in the number of restaurants in operation and positive same-restaurant sales. Revenues and adjusted revenues also benefited from an increase in franchise royalty revenue and fees which was primarily driven by new restaurant development and lower franchise incentives.

Company-Operated Restaurant Margin

The decrease in Company-operated restaurant margin was primarily the result of labor rate inflation and higher promotional activity that drove a lower average check, partially offset by pricing actions.

General and Administrative Expense

The increase in general and administrative expenses was primarily due to the $27.5 million legal reserve that was recorded in the fourth quarter of 2018 relating to the proposed settlement of the Financial Institutions case. Excluding this legal reserve, general and administrative expense would have decreased by approximately $6.6 million, or 13 percent. This decrease was primarily the result of a lower incentive compensation accrual and lower employee compensation and related expenses as a result of the Company’s G&A savings initiative.

Net Income

The decrease in net income resulted primarily from a higher tax rate in 2018 as the Company lapped over the benefits that were received in the fourth quarter of 2017 as a result of the Tax Cuts and Jobs Act and the legal reserve relating to the proposed settlement of the Financial Institutions case.

Adjusted EBITDA

The increase in adjusted EBITDA resulted primarily from a decrease in general and administrative expenses (excluding the legal reserve relating to the proposed settlement of the Financial Institutions case) and an increase in adjusted revenues, including net rental income.

Adjusted Earnings Per Share

The increase in adjusted earnings per share resulted primarily from the positive impact of a lower tax rate from the Tax Cuts and Jobs Act, an increase in adjusted EBITDA, and fewer shares outstanding as a result of the Company’s 2018 share repurchase programs.

Preliminary Full Year 2018 Financial Highlights

Revenues and Adjusted Revenues

The increase in revenues and adjusted revenues resulted primarily from an increase in sales at Company-operated restaurants which was driven by an increase in the number of restaurants in operation and positive same-restaurant sales. Revenues and adjusted revenues also benefited from an increase in franchise royalty revenue and fees which was driven by same-restaurant sales, new restaurant development and lower franchise incentives as well as an increase in rental revenue which was driven by Franchise Flips that were completed in the prior year.

Company-Operated Restaurant Margin

The decrease in Company-operated restaurant margin was primarily the result of labor rate inflation, commodity inflation, and higher insurance costs, partially offset by pricing actions.

General and Administrative Expense

The increase in general and administrative expenses was primarily due to the $27.5 million legal reserve that was recorded in the fourth quarter of 2018 relating to the proposed settlement of the Financial Institutions case. Excluding this legal reserve, general and administrative expense would have decreased by approximately $13.6 million, or 7 percent. This decrease was primarily the result of a lower incentive compensation accrual and lower employee compensation and related expenses as a result of the Company’s G&A savings initiative.

Net Income

The increase in net income resulted primarily from the sale of our ownership interest in Inspire Brands for $450 million (~$352 million, net of tax), year-over-year decreases in system optimization related expenses, and adjusted EBITDA growth, partially offset by a higher tax rate in 2018 as the Company lapped over the benefits that were received in the fourth quarter of 2017 as a result of the Tax Cuts and Jobs Act and the legal reserve relating to the proposed settlement of the Financial Institutions case.

Adjusted EBITDA

The increase in adjusted EBITDA resulted primarily from a decrease in general and administrative expenses (excluding the legal reserve relating to the proposed settlement of the Financial Institutions case) and an increase in adjusted revenues, including net rental income.

Adjusted Earnings Per Share

The increase in adjusted earnings per share resulted primarily from the positive impact of a lower tax rate from the Tax Cuts and Jobs Act, an increase in adjusted EBITDA, and fewer shares outstanding as a result of the Company’s 2018 share repurchase programs.

Free Cash Flow

The increase in free cash flow resulted from an increase in cash flows from operations, excluding the impact of taxes paid on the sale of our ownership interest in Inspire Brands and a decrease in capital expenditures. The increase in cash flows from operations resulted primarily from a favorable change in working capital.

Company to Invest an Incremental $25 Million on Digital Initiatives in 2019

In 2019, the Company expects to invest approximately $25 million to build a stronger foundation across its digital platforms to support an acceleration of its initiatives. The Company plans to invest approximately $15 million to support its previously announced digital experience organization which includes a partnership with a best in class global consulting firm to modernize the Company’s digital platforms to set the Wendy’s brand up for long-term success and differentiation in this space. The Company also plans to make a one-time investment of approximately $10 million in digital scanning equipment on behalf of the North American system to help support a seamless customer experience. With these investments the Company believes it can drive an acceleration of growth for the brand into the future.

New Restaurant Development

In 2018, the Company had 159 global restaurant openings, and an increase of 77 net new restaurants. This represented approximately 1.2 percent global net new restaurant growth in 2018. The Company expects 2019 global net new restaurant growth of approximately 1.5 percent.

Image Activation

Image Activation, which includes reimaging existing restaurants and building new restaurants, remains an integral part of our global growth strategy. At the end of the year, 50 percent of the global system was image activated. This compares to 43 percent image activated at the end of 2017.

Franchise Flips

In 2018, the Company facilitated a total of 96 Franchise Flips. The Company will continue to facilitate Franchise Flips to ensure that restaurants are operated by well-capitalized franchisees that are committed to long-term growth.

Board of Directors Authorized an 18% Increase in Quarterly Dividend Rate and Approves a New $225 Million Share Repurchase Program

As previously announced on February 15, 2019, the Board of Directors authorized an 18 percent increase in the Company’s quarterly cash dividend rate. The Company’s new quarterly cash dividend rate of 10 cents per share will be effective with its next dividend payment, which is payable on March 15, 2019, to shareholders of record as of March 1, 2019.

In 2018, the Company repurchased 15.8 million shares for $270.2 million and distributed $80.5 million in dividends. At the end of 2018, the Company had $147.4 million remaining on its existing share repurchase authorization. The Company has repurchased 1.3 million shares for $21.5 million in 2019 to date, leaving $126.0 million on its existing share repurchase authorization. The Board has approved a new $225 million share repurchase authorization, expiring on March 1, 2020 that will replace the existing share repurchase authorization.

Lease Accounting Adoption

In 2019, the Company will adopt the new lease accounting standard (ASC 842). The Company expects that this standard will have a material impact on its consolidated balance sheet upon adoption. The Company expects to recognize additional operating lease liabilities of approximately $1.0 billion based on the present value of the remaining lease payments, with corresponding assets of approximately $1.0 billion. The new accounting standard also requires a gross up of annual rental revenues and rental expenses for any pass-through payments related to subleases, such as property taxes or common area maintenance costs. The Company expects that this will result in an increase of our annual rental revenues and expenses of approximately $40 million in 2019. This gross up will have no impact on net income or on the consolidated statement of cash flows. The Company does not expect any of these lease accounting changes to impact its debt covenants.

Financial Institutions Case

On February 13, 2019, the Company announced that it has entered into a settlement agreement that, if approved and finalized, would result in a class-wide settlement of the class action lawsuits brought by financial institutions against the Company related to the criminal cyberattacks which targeted the point of sale systems of certain Wendy’s franchisees in 2015 and 2016. Approval of the settlement agreement would resolve the putative class action lawsuit brought by certain financial institutions in 2016 seeking, among other things, to certify a nationwide class of financial institutions alleging that the Company failed to safeguard customer payment card information and failed to provide notice that payment card information had been compromised.

Under the terms of the settlement agreement, the Company and its franchisees will receive a full release of all claims that have or could have been brought by the financial institutions, and the financial institutions will receive $50 million, inclusive of attorneys’ fees and costs. After exhaustion of applicable insurance, the Company expects to pay approximately $27.5 million of this amount. The proposed settlement agreement is subject to Court approval and, if approved, the Company anticipates that payment will not occur until late 2019.

The Company has now reached agreement in principle to resolve all of the outstanding legal matters related to the 2015 and 2016 criminal cyberattacks. The Company expects to incur total costs related to the criminal cyberattacks of approximately $33.5 million (inclusive of the financial institutions settlement), of which approximately $6 million was incurred in prior years.

2019 Outlook

This release includes forward-looking guidance for certain non-GAAP financial measures, including systemwide sales, adjusted EBITDA, adjusted earnings per share, free cash flow and adjusted tax rate. The Company excludes certain expenses and benefits from adjusted EBITDA, adjusted earnings per share, free cash flow and adjusted tax rate, such as advertising funds’ revenues and expenses, impairment of long-lived assets, reorganization and realignment costs, system optimization (gains) losses, net, timing and resolution of certain tax matters, and the legal reserve relating to the Financial Institutions case. Due to the uncertainty and variability of the nature and amount of those expenses and benefits, the Company is unable without unreasonable effort to provide projections of net income, earnings per share, or reported tax rate or a reconciliation of those projected measures.

During 2019, the Company Expects:

•	Global systemwide sales growth of approximately 3.0 to 4.0 percent.
•	General and administrative expense of approximately $195 million.
•	Adjusted EBITDA growth of approximately 2.5 to 4.5 percent.
•	Adjusted tax rate of approximately 22 to 23 percent.
•	Adjusted earnings per share growth of approximately 3.5 to 7.0 percent.
•

Cash flows from operations of approximately $285 to $300 million, including the impact of the proposed settlement of the Financial Institutions case. Excluding the impact of the proposed settlement, the Company expects cash flows from operations of approximately $305 to $320 million.

•	Capital expenditures of approximately $75 to $80 million.
•

Free cash flow of approximately $210 to $220 million, including the impact of the proposed settlement of the Financial Institutions case. Excluding the approximately $20 million tax effected impact of the proposed settlement, the Company expects free cash flow of approximately $230 to $240 million, approximately flat to up 4.0 percent compared to 2018.

Company Issues New 2020 Goals:

•	Global systemwide sales of approximately $11.5 billion.
•	Free cash flow of approximately $275 million.

Conference Call and Webcast Scheduled for 8:30 a.m. Today, February 21

The Company will host a conference call on Thursday, February 21 at 8:30 a.m. ET, with a simultaneous webcast from the Investors section of the Company’s website at www.wendys.com/investor-relations. The related presentation materials will also be available on the Investors section of the Company’s website. The live conference call will be available by telephone at (877) 572-6014 for domestic callers and (281) 913-8524 for international callers. An archived webcast and presentation materials will be available on the Investors section of the Company’s website.

Company to Host Investor Day on October 10, 2019 in Dublin, Ohio

The Company will host an investor day on Thursday, October 10, 2019 in Dublin, Ohio where it plans to provide an overview of its long-term strategic vision and issue additional long-term guidance. Due to limited capacity, attendance at the 2019 investor day will be by invitation only. The event will be available to all interested parties via live webcast from the Investors section of the Company’s website.

Forward-looking Statements

This news release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of The Wendy’s Company and its subsidiaries (collectively, the “Company”). Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). In addition, all statements that address future operating, financial or business performance; strategies, initiatives or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on the Company’s expectations at the time, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed in or implied by the forward-looking statements. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect future results and could cause those results to differ materially from those expressed in or implied by the forward-looking statements. Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond the Company’s control, include, but are not limited to:

(1)	changes in the quick-service restaurant industry, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home;
(2)	prevailing economic, market and business conditions affecting the Company, including competition from other food service providers, unemployment and decreased consumer spending levels;
(3)	the ability to effectively manage the acquisition and disposition of restaurants;
(4)	cost and availability of capital;
(5)	cost fluctuations associated with food, supplies, energy, fuel, distribution or labor;
(6)	the financial condition of the Company’s franchisees;
(7)	food safety events, including instances of food-borne illness involving the Company or its supply chain;
(8)	conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism;
(9)

risks associated with failures, interruptions or security breaches of the Company’s computer systems or technology, or the occurrence of cyber incidents or a deficiency in cyber security that impacts the Company or its franchisees, including the cybersecurity incident previously announced;

(10)	the effects of negative publicity that can occur from increased use of social media;
(11)	the availability of suitable locations and terms for the development of new restaurants;

(12)	risks associated with the Image Activation program;
(13)	adoption of new, or changes in existing, laws, regulations or accounting standards (including the changes to lease accounting standards that are effective for fiscal 2019), policies and practices;
(14)	changes in debt, equity and securities markets;
(15)	goodwill and long-lived asset impairments;
(16)	changes in interest rates;
(17)

the difficulty in predicting the ultimate costs that will be incurred in connection with the Company’s plan to reduce its general and administrative expense, and the future impact on the Company’s earnings;

(18)

risks associated with the Company’s securitized financing facility and other debt agreements, including the ability to generate sufficient cash flow to meet increased debt service obligations, compliance with operational and financial covenants, and restrictions on the Company’s ability to raise additional capital;

(19)	risks associated with the amount and timing of share repurchases under share repurchase programs approved by the Board of Directors; and
(20)	risks associated with the proposed settlement of the Financial Institutions case, including the timing and amount of payments;
(21)	risks associated with the Company’s digital commerce strategy, platforms, and technologies; and
(22)

other factors cited in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

The Company’s franchisees are independent third parties that the Company does not control. Numerous factors beyond the control of the Company and its franchisees may affect new restaurant openings. Accordingly, there can be no assurance that commitments under development agreements with franchisees will result in new restaurant openings. In addition, numerous factors beyond the control of the Company and its franchisees may affect franchisees’ ability to reimage existing restaurants in accordance with the Company’s expectations.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or their impact.

The Company assumes no obligation to update forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding non-GAAP Financial Measures

In addition to the GAAP financial measures presented in this release, the Company has included certain non-GAAP financial measures in this release, including adjusted revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, adjusted tax rate and systemwide sales. Adjusted revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, and adjusted tax rate exclude certain expenses and benefits as detailed in the reconciliation tables that accompany this release. The Company uses these non-GAAP financial measures as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. Adjusted EBITDA, adjusted earnings per share and systemwide sales are also used by the Company in establishing performance goals for purposes of executive compensation.

The Company believes its presentation of adjusted revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, adjusted tax rate and systemwide sales provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested parties use adjusted revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, adjusted tax rate and systemwide sales in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

This release also includes disclosure and guidance regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. As a result of the adoption of the new revenue recognition accounting standard in the first quarter of 2018, the Company now defines free cash flow as cash flows from operations minus (i) capital expenditures, (ii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP, and (iii) the impact of taxes paid on the sale of our ownership interest in Inspire Brands. The impact of our advertising funds is excluded because the funds are used solely for advertising and are not available for the Company’s working capital needs. The impact of taxes paid on the sale of our ownership interest in Inspire Brands is excluded because the cash we received on the sale of our investment is being recorded in cash flows from investing activities. The Company believes free cash flow is an important liquidity measure for investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash. Free cash flow is also used by the Company in establishing performance goals for purposes of executive compensation.

Adjusted revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, adjusted tax rate, free cash flow and systemwide sales are not recognized terms under U.S. General Accepted Accounting Principles, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, free cash flow, adjusted tax rate, and systemwide sales (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures.

Key Business Measures

The Company tracks its results of operations and manages its business using certain key business measures, including same-restaurant sales, systemwide sales and Company-operated restaurant margin, which are measures commonly used in the quick-service restaurant industry that are important to understanding Company performance.

Same-restaurant sales and systemwide sales each include sales by both Company-operated and franchise restaurants. The Company reports same-restaurant sales for new restaurants after they have been open for 15 continuous months and for reimaged restaurants as soon as they reopen.

Franchise restaurant sales are reported by our franchisees and represent their revenues from sales at franchised Wendy’s restaurants. Sales by franchise restaurants are not recorded as Company revenues and are not included in the Company’s consolidated financial statements. However, the Company’s royalty revenues are computed as percentages of sales made by Wendy’s franchisees and, as a result, sales by franchisees have a direct effect on the Company’s royalty revenues and profitability.

Same-restaurant sales and systemwide sales exclude sales from Venezuela and, beginning in the third quarter of 2018, exclude sales from Argentina due to the highly inflationary economies of those countries.

The Company calculates same-restaurant sales and systemwide sales growth on a constant currency basis. Constant currency results exclude the impact of foreign currency translation and are derived by translating current year results at prior year average exchange rates. The Company believes excluding the impact of foreign currency translation provides better year over year comparability.

Company-operated restaurant margin is defined as sales from Company-operated restaurants less cost of sales divided by sales from Company-operated restaurants. Cost of sales includes food and paper, restaurant labor and occupancy, advertising and other operating costs.

About Wendy’s

Wendy’s® was founded in 1969 by Dave Thomas in Columbus, Ohio. Dave built his business on the premise, “Quality is our Recipe®,” which remains the guidepost of the Wendy’s system. Wendy’s is best known for its made-to-order square hamburgers, using fresh, never frozen beef*, freshly-prepared salads with hand-chopped lettuce, and other signature items like chili, baked potatoes and the Frosty® dessert. The Wendy’s Company (NASDAQ: WEN) is committed to doing the right thing and making a positive difference in the lives of others. This is most visible through the Company’s support of the Dave Thomas Foundation for Adoption® and its signature Wendy’s Wonderful Kids® program, which seeks to find every child in the North American foster care system a loving, forever home. Today, Wendy’s and its franchisees employ hundreds of thousands of people across more than 6,700 restaurants worldwide with a vision of becoming the world’s most thriving and beloved restaurant brand. For details on franchising, connect with us at www.wendys.com/franchising. Visit www.wendys.com and www.squaredealblog.com for more information and connect with us on Twitter and Instagram using @wendys, and on Facebook at www.facebook.com/wendys.

*Fresh beef available in the contiguous U.S., Alaska, and Canada.

Investor Contact:

Greg Lemenchick

Director - Investor Relations

(614) 766-3977; greg.lemenchick@wendys.com

Media Contact:

Heidi Schauer

Director - Corporate Communications

(614) 764-3368; heidi.schauer@wendys.com

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Operations

Three and Twelve Month Periods Ended December 30, 2018 and December 31, 2017

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	2018	2017 (a)	2018	2017 (a)
Revenues:
Sales	$165,261	$154,888	$651,577	$622,802
Franchise royalty revenue and fees	100,364	104,383	409,043	410,503
Franchise rental income	51,187	49,976	203,297	190,103
Advertising funds revenue	81,008	—	326,019	—

	397,820	309,247	1,589,936	1,223,408

Costs and expenses:
Cost of sales	138,867	129,180	548,588	517,935
Franchise support and other costs	6,650	5,203	25,203	16,325
Franchise rental expense	21,275	23,174	91,104	88,015
Advertising funds expense	76,855	—	321,866	—
General and administrative	71,425	50,504	217,489	203,593
Depreciation and amortization	34,230	33,997	128,879	125,687
System optimization (gains) losses, net	(455)	(673)	(463)	39,076
Reorganization and realignment costs	2,377	1,806	9,068	22,574
Impairment of long-lived assets	2,541	2,293	4,697	4,097
Other operating income, net	(1,744)	(2,824)	(6,387)	(8,652)

	352,021	242,660	1,340,044	1,008,650

Operating profit	45,799	66,587	249,892	214,758
Interest expense, net	(29,679)	(30,172)	(119,618)	(118,059)
Loss on early extinguishment of debt	—	—	(11,475)	—
Investment income, net	304	617	450,736	2,703
Other income, net	2,958	595	5,381	1,617

Income before income taxes	19,382	37,627	574,916	101,019
(Provision for) benefit from income taxes	(551)	121,649	(114,801)	93,010

Net income	$18,831	$159,276	$460,115	$194,029

Net income per share
Basic	$.08	$.66	$1.93	$.79
Diluted	.08	.64	1.88	.77

Number of shares used to calculate basic income per share	234,574	241,497	237,797	244,179

Number of shares used to calculate diluted income per share	240,517	249,626	244,963	252,289

(a)

2017 condensed consolidated statements of operations reflect reclassifications to conform to the current year presentation; however, they do not reflect adjustments for the implementation of the new revenue recognition standard as the Company applied the modified retrospective method upon adoption.

The Wendy’s Company and Subsidiaries

Condensed Consolidated Balance Sheets

As of December 30, 2018 and December 31, 2017

(In Thousands Except Par Value)

(Unaudited)

	December 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$431,405	$171,447
Restricted cash	29,860	32,633
Accounts and notes receivable, net	109,805	114,390
Inventories	3,687	3,156
Prepaid expenses and other current assets	14,452	20,125
Advertising funds restricted assets	76,509	62,602

Total current assets	665,718	404,353
Properties	1,213,236	1,263,059
Goodwill	747,884	743,334
Other intangible assets	1,294,153	1,321,585
Investments	47,660	56,002
Net investment in direct financing leases	226,477	229,089
Other assets	96,907	79,516

Total assets	$4,292,035	$4,096,938

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	23,250	22,750
Current portion of capital lease obligations	8,405	7,422
Accounts payable	21,741	22,764
Accrued expenses and other current liabilities	150,636	111,624
Advertising funds restricted liabilities	80,153	62,602

Total current liabilities	284,185	227,162
Long-term debt	2,305,552	2,263,688
Capital lease obligations, net of current portion	447,231	460,542
Deferred income taxes	269,160	299,053
Deferred franchise fees	92,232	10,881
Other liabilities	245,226	262,409

Total liabilities	3,643,586	3,523,735
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value; 1,500,000 shares authorized; 470,424 shares issued; 231,233 and 240,512 shares outstanding, respectively	47,042	47,042
Additional paid-in capital	2,884,696	2,885,955
Retained earnings (accumulated deficit)	146,277	(163,289)
Common stock held in treasury, at cost; 239,191 and 229,912 shares, respectively	(2,367,893)	(2,150,307)
Accumulated other comprehensive loss	(61,673)	(46,198)

Total stockholders’ equity	648,449	573,203

Total liabilities and stockholders’ equity	$4,292,035	$4,096,938

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Twelve Month Periods Ended December 30, 2018 and December 31, 2017

(In Thousands)

(Unaudited)

	Twelve Months Ended
	2018	2017
Cash flows from operating activities:
Net income	$460,115	$194,029
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	128,879	125,687
Share-based compensation	17,918	20,928
Impairment of long-lived assets	4,697	4,097
Deferred income tax	(6,568)	(119,330)
Non-cash rental income, net	(17,043)	(11,822)
Net receipt of deferred vendor incentives	139	1,901
System optimization (gains) losses, net	(463)	39,076
Gain on sale of investments, net	(450,000)	(2,570)
Distributions received from TimWen joint venture	13,390	11,713
Equity in earnings in joint ventures, net	(8,076)	(7,573)
Long-term debt-related activities, net	18,673	12,075
Other, net	5,178	1,253
Changes in operating assets and liabilities:
Accounts and notes receivable, net	13,226	(17,340)
Inventories	(434)	(305)
Prepaid expenses and other current assets	6,824	(3,488)
Advertising funds restricted assets and liabilities	13,955	(12,230)
Accounts payable	(145)	(2,290)
Accrued expenses and other current liabilities	23,963	4,982

Net cash provided by operating activities	224,228	238,793

Cash flows from investing activities:
Capital expenditures	(69,857)	(81,710)
Acquisitions	(21,401)	(86,788)
Dispositions	3,223	81,516
Proceeds from sale of investments	450,000	4,111
Notes receivable, net	959	(9,000)
Payments for investments	(13)	(375)

Net cash provided by (used in) investing activities	362,911	(92,246)

Cash flows from financing activities:
Proceeds from long-term debt	934,837	31,130
Repayments of long-term debt	(900,072)	(58,113)
Deferred financing costs	(17,340)	(1,424)
Repurchases of common stock	(269,809)	(126,231)
Dividends	(80,532)	(68,322)
Proceeds from stock option exercises	45,228	12,884
Payments related to tax withholding for share-based compensation	(11,805)	(5,721)
Contingent consideration payment	(6,269)	—

Net cash used in financing activities	(305,762)	(215,797)

Net cash provided by (used in) operations before effect of exchange rate changes on cash	281,377	(69,250)
Effect of exchange rate changes on cash	(7,689)	6,125

Net increase (decrease) in cash, cash equivalents and restricted cash	273,688	(63,125)
Cash, cash equivalents and restricted cash at beginning of period	212,824	275,949

Cash, cash equivalents and restricted cash at end of period	$486,512	$212,824

The Wendy’s Company and Subsidiaries

Reconciliation of Net Income to Adjusted EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	2018	2017 (a)	2018	2017 (a)
Net income	$18,831	$159,276	$460,115	$194,029
Provision for (benefit from) income taxes	551	(121,649)	114,801	(93,010)

Income before income taxes	19,382	37,627	574,916	101,019
Other income, net	(2,958)	(595)	(5,381)	(1,617)
Investment income, net	(304)	(617)	(450,736)	(2,703)
Loss on early extinguishment of debt	—	—	11,475	—
Interest expense, net	29,679	30,172	119,618	118,059

Operating profit	45,799	66,587	249,892	214,758
Plus (less):
Advertising funds revenue	(81,008)	—	(326,019)	—
Advertising funds expense	76,855	—	321,866	—
Depreciation and amortization	34,230	33,997	128,879	125,687
System optimization (gains) losses, net	(455)	(673)	(463)	39,076
Reorganization and realignment costs	2,377	1,806	9,068	22,574
Impairment of long-lived assets	2,541	2,293	4,697	4,097
Legal reserve for Financial Institutions case	27,500	—	27,500	—

Adjusted EBITDA	$107,839	$104,010	$415,420	$406,192

Revenues	$397,820	$309,247	$1,589,936	$1,223,408
Less:
Advertising funds revenue	(81,008)	—	(326,019)	—

Adjusted revenues	$316,812	$309,247	$1,263,917	$1,223,408

Adjusted EBITDA margin	34.0%	33.6%	32.9%	33.2%

(a)

2017 reconciliation of net income to adjusted EBITDA does not reflect adjustments for the implementation of the new revenue recognition standard as the Company applied the modified retrospective method upon adoption.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Income and Diluted Earnings Per Share to

Adjusted Income and Adjusted Earnings Per Share

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	2018	2017 (a)	2018	2017 (a)

Net income	$18,831	$159,276	$460,115	$194,029

Plus (less):
Advertising funds revenue	(81,008)	—	(326,019)	—
Advertising funds expense	76,855	—	321,866	—
Depreciation of assets that will be replaced as part of the Image Activation initiative	—	444	—	630
System optimization (gains) losses, net	(455)	(673)	(463)	39,076
Reorganization and realignment costs	2,377	1,806	9,068	22,574
Impairment of long-lived assets	2,541	2,293	4,697	4,097
Loss on early extinguishment of debt	—	—	11,475	—
Gain on sale of investment in Inspire Brands	(24)	—	(449,945)	—
Legal reserve for Financial Institutions case	27,500	—	27,500	—

Total adjustments	27,786	3,870	(401,821)	66,377
Income tax impact on adjustments (b)	(7,339)	4,571	82,997	(11,275)
Tax reform	91	(140,379)	2,167	(140,379)

Total adjustments, net of income taxes	20,538	(131,938)	(316,657)	(85,277)

Adjusted income	$39,369	$27,338	$143,458	$108,752

Diluted earnings per share	$.08	$.64	$1.88	$.77
Total adjustments per share, net of income taxes	.08	(.53)	(1.29)	(.34)

Adjusted earnings per share	$.16	$.11	$.59	$.43

(a)

2017 reconciliation of net income and diluted earnings per share to adjusted income and adjusted earnings per share does not reflect adjustments for the implementation of the new revenue recognition standard as the Company applied the modified retrospective method upon adoption.

(b)

The provision for (benefit from) income taxes on “System optimization (gains) losses, net” was $202 and $6,382 for the three months ended December 30, 2018 and December 31, 2017, respectively, and ($1,119) and ($598) for the twelve months ended December 30, 2018 and December 31, 2017, respectively. The provision for income taxes on the “Gain on sale of investment in Inspire Brands” was $595 and $97,501 for the three and twelve months ended December 30, 2018. The benefit from income taxes on all other adjustments was calculated using an effective tax rate of 25.10% and 39.86% for the three months ended December 30, 2018 and December 31, 2017, respectively, and 25.38% and 39.11% for the twelve months ended December 30, 2018 and December 31, 2017, respectively.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Twelve Month Periods Ended December 30, 2018 and December 31, 2017

(In Thousands)

(Unaudited)

	Twelve Months Ended
	2018	2017
Net cash provided by operating activities	$224,228	$238,793
Less:
Capital expenditures	(69,857)	(81,710)
Advertising funds impact (a)	(18,108)	12,230
Tax effect of sale of investment in Inspire Brands	95,038	—

Free cash flow	$231,301	$169,313

(a)

Advertising funds impact for 2018 includes the net change in the restricted operating assets and liabilities of the funds of $13,955 and the excess of advertising funds revenue over advertising funds expense included in net income of $4,153.

The Wendy’s Company and Subsidiaries

Reconciliation of Condensed Consolidated Statement of Operations

to Recast Condensed Consolidated Statement of Operations (a)

Three Month Period Ended December 31, 2017

(In Thousands Except Per Share Amounts)

(Unaudited)

	As reported	Franchise fees	Advertising funds	Recast
Revenues:
Sales	$154,888	$—	$—	$154,888
Franchise royalty revenue and fees	104,383	(5,799)	—	98,584
Franchise rental income	49,976	—	—	49,976
Advertising funds revenue	—	—	80,464	80,464

	309,247	(5,799)	80,464	383,912

Costs and expenses:
Cost of sales	129,180		—	129,180
Franchise support and other costs	5,203	—	—	5,203
Franchise rental expense	23,174	—	—	23,174
Advertising funds expense	—	—	83,220	83,220
General and administrative	50,504	—	—	50,504
Depreciation and amortization	33,997	—	—	33,997
System optimization gains, net	(673)	—	—	(673)
Reorganization and realignment costs	1,806	—	—	1,806
Impairment of long-lived assets	2,293	—	—	2,293
Other operating income, net	(2,824)	—	—	(2,824)

	242,660	—	83,220	325,880

Operating profit	66,587	(5,799)	(2,756)	58,032
Interest expense, net	(30,172)	—	—	(30,172)
Investment income, net	617	—	—	617
Other income, net	595	—	—	595

Income before income taxes	37,627	(5,799)	(2,756)	29,072
Benefit from income taxes	121,649	(8,338)	(235)	113,076

Net income	$159,276	$(14,137)	$(2,991)	$142,148

Basic net income per share	$.66	$(.06)	$(.01)	$.59
Diluted net income per share	.64	(.06)	(.01)	.57

(a)

The Company applied the modified retrospective method upon adoption of the new revenue recognition standard. The recast condensed consolidated statement of operations reflects adjustments for the implementation of the new revenue recognition standard as if the full retrospective method was applied upon adoption.

The Wendy’s Company and Subsidiaries

Reconciliation of Condensed Consolidated Statement of Operations

to Recast Condensed Consolidated Statement of Operations (a)

Twelve Month Period Ended December 31, 2017

(In Thousands Except Per Share Amounts)

(Unaudited)

	As reported	Franchise fees	Advertising funds	Recast
Revenues:
Sales	$622,802	$—	$—	$622,802
Franchise royalty revenue and fees	410,503	(16,288)	—	394,215
Franchise rental income	190,103	—	—	190,103
Advertising funds revenue	—	—	324,458	324,458

	1,223,408	(16,288)	324,458	1,531,578

Costs and expenses:
Cost of sales	517,935	—	—	517,935
Franchise support and other costs	16,325	—	—	16,325
Franchise rental expense	88,015	—	—	88,015
Advertising funds expense	—	—	327,214	327,214
General and administrative	203,593	—	—	203,593
Depreciation and amortization	125,687	—	—	125,687
System optimization losses, net	39,076	—	—	39,076
Reorganization and realignment costs	22,574	—	—	22,574
Impairment of long-lived assets	4,097	—	—	4,097
Other operating income, net	(8,652)	—	—	(8,652)

	1,008,650	—	327,214	1,335,864

Operating profit	214,758	(16,288)	(2,756)	195,714
Interest expense, net	(118,059)	—	—	(118,059)
Investment income, net	2,703	—	—	2,703
Other income, net	1,617	—	—	1,617

Income before income taxes	101,019	(16,288)	(2,756)	81,975
Benefit from income taxes	93,010	(4,271)	(235)	88,504

Net income	$194,029	$(20,559)	$(2,991)	$170,479

Basic net income per share	$.79	$(.08)	$(.01)	$.70
Diluted net income per share	.77	(.08)	(.01)	.68

(a)

The Company applied the modified retrospective method upon adoption of the new revenue recognition standard. The recast condensed consolidated statement of operations reflects adjustments for the implementation of the new revenue recognition standard as if the full retrospective method was applied upon adoption.

The Wendy’s Company and Subsidiaries

Reconciliation of Recast Net Income to Recast Adjusted EBITDA (a)

(In Thousands)

(Unaudited)

	Three Months Ended	Twelve Months Ended
	2017	2017
Net income	$142,148	$170,479
Benefit from income taxes	(113,076)	(88,504)

Income before income taxes	29,072	81,975
Other income, net	(595)	(1,617)
Investment income, net	(617)	(2,703)
Interest expense, net	30,172	118,059

Operating profit	58,032	195,714
Plus (less):
Advertising funds revenue	(80,464)	(324,458)
Advertising funds expense	83,220	327,214
Depreciation and amortization	33,997	125,687
System optimization (gains) losses, net	(673)	39,076
Reorganization and realignment costs	1,806	22,574
Impairment of long-lived assets	2,293	4,097

Adjusted EBITDA	$98,211	$389,904

Revenues	$383,912	$1,531,578
Less:
Advertising funds revenue	(80,464)	(324,458)

Adjusted revenues	$303,448	$1,207,120

Adjusted EBITDA margin	32.4%	32.3%

(a)

The Company applied the modified retrospective method upon adoption of the new revenue recognition standard. The reconciliation of recast net income to recast adjusted EBITDA reflects adjustments for the implementation of the new revenue recognition standard as if the full retrospective method was applied upon adoption.

The Wendy’s Company and Subsidiaries

Reconciliation of Recast Net Income and Diluted Earnings Per Share to

Recast Adjusted Income and Adjusted Earnings Per Share (a)

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended	Twelve Months Ended
	2017	2017
Net income	$142,148	$170,479

Plus (less):
Advertising funds revenue	(80,464)	(324,458)
Advertising funds expense	83,220	327,214
Depreciation of assets that will be replaced as part of the Image Activation initiative	444	630
System optimization (gains) losses, net	(673)	39,076
Reorganization and realignment costs	1,806	22,574
Impairment of long-lived assets	2,293	4,097

Total adjustments	6,626	69,133

Income tax impact on adjustments	4,593	(11,253)
Tax reform	(129,673)	(129,673)

Total adjustments, net of income taxes	(118,454)	(71,793)

Adjusted income	$23,694	$98,686

Diluted earnings per share	$.57	$.68
Total adjustments per share, net of income taxes	(.48)	(.29)

Adjusted earnings per share	$.09	$.39

(a)

The Company applied the modified retrospective method upon adoption of the new revenue recognition standard. The reconciliation of recast net income and diluted earnings per share to recast adjusted income and adjusted earnings per share reflects adjustments for the implementation of the new revenue recognition standard as if the full retrospective method was applied upon adoption.